EXHIBIT 10c(27)






                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                      PROGRESS ENERGY SERVICE COMPANY, LLC

                                       AND

                         ------------------------------


                          _____________________, 200__

                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement"), dated as of the ____________ day of ____________, 200_, is between Progress Energy Service Company, LLC, a corporation headquartered in Raleigh, North Carolina, and a wholly-owned subsidiary of Progress Energy, Inc., its successors or assigns and _______________________ ("___________"). Progress Energy Service Company, LLC,
shall be referred to as "PESC" or "the Company" throughout. Progress Energy, Inc. shall be referred to as "Progress Energy" throughout.

                                    Preamble

     The Company and ______________ agree to enter into an employment relationship in which ___________________ will continue to serve as Senior Vice President - ______________________, for the term as set forth within the Agreement, and in consideration of this Agreement, the parties agree to the terms and provisions outlined herein:

                                   Provisions

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

     1. RESPONSIBILITIES; OTHER ACTIVITIES.

     _____________   shall  occupy  the   position  of  Senior  Vice   President
________________________ at PESC and shall undertake the general responsibilities and duties of such position as directed by PESC senior management. During the Employment Term, _________________ shall perform faithfully the duties of _________________'s position, devote all of _________________'s working time and energies to the business and affairs of PESC and shall use ________________'s best efforts, skills and abilities to promote PESC's general business interests. PESC reserves the right to reassign _______________ to other positions within the controlled group of Progress Energy companies.

     2. TERM OF THE AGREEMENT:

          (a) The Agreement becomes effective on ____________ ____, 200__, and shall remain in effect until _____________ _____, 200__.

          (b) On January 1, 200__ and on January 1 of each year thereafter ("the Extension Date"), the Agreement will be extended such that each prospective term will always be three years forward ("Evergrow provisions").

          (c) The Company may elect to not extend the Agreement and must notify ________________ no later than 60 days prior to the Extension Date that it does not intend to renew the Agreement pursuant to paragraph 2(b), above. Should the Company elect not to renew the Agreement, the Agreement will continue in effect for the remainder of its term.

          (d) The Agreement cannot extend beyond _______________'s normal retirement date unless ______________ is requested to serve in his/her full-time position for a defined period as set forth by the Chief Executive Officer of Progress Energy.

     3. SALARY. As compensation for the services to be performed hereunder, _________________ will be paid a base salary at the annual rate of
________________Dollars   ($_______________)   (less  applicable   withholdings)
beginning on ________ ____, 200_. Annual base salary for each subsequent year of employment under the Agreement shall be subject to adjustment by PESC during the normal annual salary review process for similarly situated executives as determined by PESC in its discretion. Annual base salary shall be deemed earned proportionally as ______________ performs services over the course of each year the Agreement is in effect. Payments of annual base salary shall be made, except as otherwise provided herein, in accordance with PESC's standard payroll policies and procedures.

     4. EMPLOYEE BENEFIT PLANS. During the Employment Term, ____________ shall be entitled to participate in all applicable Company and Progress Energy sponsored benefits plans as may be in effect upon terms and in accordance with policies and procedures equivalent to those then in effect and applicable generally to PESC employees.

     5.  EXECUTIVE  INCENTIVES,  BENEFITS  AND  PERQUISITES.   _____________  is
eligible to participate in the following executive incentive and benefit plans and to receive the following executive perquisites:

          (a) Short Term Incentive Plan. ______________ is eligible to participate in the Progress Energy sponsored Management Incentive Compensation Plan (MICP), subject to its terms. The annual target will be __% of actual base salary earnings. ______________'s 200__ MICP target will be pro-rated at the target rate of ___% between ____________ ______ and ______ ___, 200__ and __%
for the period between _______ ___ and __________ ___, 200__. The annual target will increase to ___% effective _________ ___, 200__.

          (b) Long Term Incentives. _____________ is eligible to participate in a long term incentive program, subject to its terms, with the following components:

               (i) An award of performance shares/units equivalent to ____% of base salary earned over a three-year period and adjusted based on Progress Energy performance. These annual awards are generally made in March. For the year 200__, ____________ is eligible to receive an award of performance shares earned over a three (3)-year period and adjusted based on Progress Energy performance.

               (ii) An award of stock options equivalent to approximately ___% of base salary vesting 1/3, 1/3, and 1/3 on the 1st, 2nd and 3rd anniversaries, from the date of grant. These annual awards are generally granted in October.

               (iii) An award of restricted common stock equivalent to ___% of base salary vesting 1/3, 1/3 and 1/3 on the 3rd, 4th and 5th anniversaries, respectively, from the date of grant. These annual awards are generally made in March. For the year 200__, ___________ shall receive ______ shares of restricted common stock in accordance with the terms of a Progress Energy Restricted Stock Agreement.

          (c)  Base  Salary   Deferral  Plan.   _____________   is  eligible  to
participate in the Progress Energy sponsored Management Deferred Compensation Plan (MDCP), subject to its terms.

          (d) Restoration Pension Plan. _____________ is eligible to participate in the Progress Energy sponsored non-qualified pension plan ("the Restoration Retirement Plan"), subject to its terms. If _____________ becomes eligible for benefits under Progress Energy's Supplemental Senior Executive Retirement Plan, ____________ forfeits all benefits under the Restoration Retirement Plan.

          (e) Supplemental Senior Executive Retirement Plan. Upon meeting the Plan's eligibility requirements, ____________ shall be eligible for participation in Progress Energy's Supplemental Senior Executive Retirement Plan
(SERP), subject to its terms.

          (f) Executive AD&D Life Insurance. ____________ shall be eligible to participate in Progress Energy's Executive AD&D Life Insurance Plan, subject to its terms.

          (g) Split Dollar Insurance Plan. ______________ is eligible to participate in the Progress Energy sponsored Split Dollar Life Insurance Plan, subject to its terms.

          (h) Financial Planning. Consistent with PESC's practice with respect to other executives, ______________ will be reimbursed for financial planning and tax preparation.

          (i) Automobile Allowance. ______________ is eligible to receive an automobile allowance of _______________________ Dollars ($________) per month (less withholdings), subject to the terms of PESC's policies.

          (j) Annual Physical. Consistent with PESC's practice with respect to other executives, PESC will pay for an annual physical examination by a physician of _____________'s choice.

          (k) Luncheon Club. PESC will pay the monthly dues for a membership at a luncheon club approved by PESC senior management. Business related expenses will be reimbursed consistent with PESC's expense account guidelines.

          (l) Country Club Membership. At ____________'s option, if joined, Progress Energy will pay an initiation fee and monthly dues for a membership for ____________ at a country club approved by Progress Energy. Business related expenses will be reimbursed consistent with Progress Energy's expense account guidelines.

          (m) Airline Club Membership. Progress Energy will provide an airline club membership in accordance with Progress Energy policy.

          (n) Personal Computer. Progress Energy will provide a personal computer to _____________ to be used at his/her personal residence.

          (o) Home Security. PESC will install a home security system at _______________'s personal residence and pay for any ongoing monitoring fees.

     6. COMPANY PLAN AND PROGRAM MAINTENANCE. ____________'s entitlement to the benefits described in Sections 4 and 5 shall be governed exclusively by the terms of the plans and programs described in those provisions. Nothing in the Agreement shall require Progress Energy or the Company to continue or maintain any short term incentive, long term incentive, employee or executive benefit plan or program or any perquisite. Progress Energy and the Company shall have the right to modify, replace or eliminate any incentive or benefit plans or programs, including perquisites.

     7. VACATION AND HOLIDAYS. ______________ will be entitled to _____ weeks of vacation leave per year, unless his/her combined years of service to Progress Energy subsidiaries entitle him/her to additional vacation leave pursuant to Company policy. __________ will be granted paid holidays per Company policy.

     8. TERMINATION OF EMPLOYMENT.

          (a) Involuntary Termination.

               (i) For purposes of this Agreement, PESC shall be deemed to have terminated ____________'s employment if _____________ is displaced from an assignment within the controlled group of Progress Energy companies and is not simultaneously reassigned to another position within the controlled group of Progress Energy companies.

               (ii) Termination Without Cause. During the term of this Agreement, if _____________'s employment from the controlled group of Progress Energy companies is terminated without cause, then _____________ will be provided with his/her then-base salary at the rate at the time of termination for the remainder of the term of the Agreement. Additionally, PESC will reimburse ______________ for the costs of continued coverage under certain health and welfare benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for up to eighteen (18) months after the termination of his/her employment; provided, however, that ______________ shall not be eligible for COBRA reimbursement if he/she is otherwise eligible for coverage under benefit plans offering substantially equivalent or greater benefits than the plans in which he/she is eligible to participate under COBRA. Receipt of the benefits in this paragraph is subject to the requirements of paragraphs 8(f), (g) and (h) of this Agreement. In addition, _________ will be eligible to retain all benefits under existing benefit plans to the extent vested within the terms of those plans.

               (iii) Termination for Cause. During the term of this Agreement, PESC may elect at any time to terminate ______________'s employment immediately hereunder and remove ____________ from employment for cause. For purposes of this paragraph 8(a)(iii), cause for the termination of employment shall be defined as: (1) any act of ___________'s including, but not limited to, misconduct, negligence, unlawfulness, dishonesty or inattention to the business, which is detrimental to PESC's interests; or (2) ____________'s unsatisfactory job performance or failure to comply with PESC policies, rules or regulations. If ____________ is terminated for Cause as defined herein, then he/she shall be eligible to retain all benefits under existing benefit plans that have vested pursuant to those plans, but he/she shall not be entitled to any form of salary continuation or severance benefits. Upon termination for cause, ____________ shall be entitled to any earned but unpaid salary accrued to the date of termination. Any continued rights or benefits _____________ or his/her legal representatives may have under any PESC or Progress Energy sponsored employee benefit plan or program upon his/her termination for cause shall be determined in accordance with the terms or provisions of the plan or program.

          (b) Constructive Termination.

               (i) Within the term of this Agreement, if ___________'s employment is constructively terminated, then __________ will be provided with his/her base salary at the current rate for the remainder of the term of this Agreement. Additionally, Progress Energy will reimburse ______________ for his/her COBRA premiums for up to eighteen (18) months after the termination of ______________'s employment as long as _______________ is not eligible for coverage under the same types of benefits plans covered by COBRA. Receipt of these benefits is subject to the requirements of paragraphs 8 (f), (g) and (h) of this Agreement. In addition, _______________ will be eligible to retain all benefits under existing benefit programs to the extent vested within the terms of those programs.

               (ii) For the purposes of paragraph 8 of this Agreement, a constructive termination will be deemed to occur if: (1) there is a change in the form of ownership of Progress Energy (e.g., Progress Energy is acquired, enters into a business combination with another company or otherwise changes form of ownership) and (2) ____________ is offered a new position with a material change in authority, duties, wages or benefits. If ___________'s employment is constructively terminated under this paragraph, _____________ is entitled to the greater of either the benefits contained in this paragraph or the benefits he/she is entitled to, if any, under the Progress Energy Management

Change-in-Control Plan, according to the terms of the Plan. Changes to the corporate structure of Progress Energy not related to an acquisition of Progress Energy shall not constitute grounds for constructive termination.

          (c) Voluntary Termination. If ____________ terminates his/her employment voluntarily for any reason at any time, then he/she shall be eligible to retain all benefits under existing benefit plans that have vested pursuant to the terms of those plans, but as of the last date of regular employment, he/she shall not be entitled to any form of salary continuation or other severance benefit.

          (d) Termination Due to Death. In the event of ______________'s death during the term of the Agreement, ______________'s employment hereunder shall terminate and the Company shall have no further obligation to _____________ under this Agreement except as specifically provided in this Agreement.
______________'s estate shall be entitled to receive all earned but unpaid Salary accrued to the date of termination and any Bonus for a prior fiscal year that has been earned but not paid. The Bonus, if any, for the year in which ______________'s death occurs shall be calculated on a pro rata basis for the portion of the fiscal year prior to __________________'s death occurring and shall be paid at the regularly scheduled time for the payment of the Bonus. Any rights and benefits ____________, or _____________'s estate or other legal representatives, may have under employee benefit plans and programs of PESC or Progress Energy upon _____________'s death during the Employment Term, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          (e) Termination Due to Medical Condition.

               (i) PESC may terminate ____________'s employment hereunder, subject to the Americans With Disabilities Act or other applicable law, due to medical condition if (1) for a period of 180 consecutive days during the Employment Term, ___________ is totally and permanently disabled as determined in accordance with the Company's long term disability plan (LTD), if any, as in effect during such time; or (2) at any time during which no such plan is in effect, ______________ is substantially unable to perform his/her duties hereunder because of a medical condition for a period of 180 consecutive days during the term of the Agreement. Provided, however, that if _____________ applies for and is deemed eligible for benefits under the Progress Energy sponsored Long Term Disability Plan (LTD Benefits), ______________ shall receive such benefits and his/her employment will not be terminated as long as he/she is receiving LTD Benefits.

               (ii) Upon the termination of ___________'s employment due to medical condition or placement of ____________ on Long Term Disability (LTD), PESC shall have no further obligation to ____________ under this Agreement except as specifically provided in this Agreement. Upon such termination or placement on LTD, ____________ shall be entitled to all earned but unpaid Salary accrued to the date of termination or placement on LTD and any Bonus for a prior fiscal year that has been earned but not paid. The Bonus, if any, for the current fiscal year shall be calculated on a pro rata basis for the portion of the fiscal year _______________ was performing the duties of his/her position and shall be paid at the regularly scheduled time for the payment of the Bonus. Any continued rights and benefits _____________, or _______________'s legal representatives, may have under employee benefit plans and programs of PESC or Progress Energy upon ________________'s termination or placement on LTD due to medical condition, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          (f) Release of Claims. In order to receive continuation of salary under paragraph 8(a) or 8(b), ______________ agrees to execute a written release of all claims against PESC, and its employees, officers, directors, subsidiaries and affiliates, on a form acceptable to PESC.

          (g) Covenant Not to Compete. If PESC terminates _____________'s employment without Cause under paragraph 8(a) or if ____________ becomes eligible for the benefits available under paragraph 8(a) as the result of a change in control as set forth in paragraph 8(b), _____________, for one year after the Termination Date, shall not compete directly or indirectly with the Company, or its affiliates within fifty (50) miles of any geographic area in which the Company or its affiliates has a material business interest with which _________________ is involved.

          (h) Non Interference. If PESC terminates ____________'s employment without Cause under paragraph 8(a) or if _______________ becomes eligible for the benefits available under paragraph 8(a) as the result of a change in control as set forth in paragraph 8(b), ___________, for one year after the Termination Date, shall not whether on his/her own account or on the account of another individual, partnership, firm, corporation, or other business organization (other than the Company and its affiliates), directly or indirectly, intentionally solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or its affiliates, any person who is employed by or otherwise engaged to perform services for the Company or its affiliates including but not limited to, any independent representatives or organizations, or any person or entity that is a customer of the Company or its affiliates.

     9. ASSIGNABILITY.

     No rights or obligations of ______________ under this Agreement may be assigned or transferred by _______________, except that (i) ___________'s rights to compensation and benefits hereunder may be transferred by will or laws of intestacy to the extent specified herein and (ii) _____________'s rights under employee benefit plans or programs described in Sections 4 and 5 may be assigned or transferred in accordance with the terms of such plans or programs, or regular practices thereunder. The Company may assign or transfer its rights and obligations under this Agreement.

     10. CONFIDENTIALITY.

     ______________ will not disclose the terms of this Agreement except (i) to financial and legal advisors under an obligation to maintain confidentiality, or
(ii) as required by a valid court order or subpoena (and in such event will use his/her best efforts to obtain a protective order requiring that all disclosures be kept under court seal) and will notify PESC promptly upon receipt of such order or subpoena.

     11. MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without reference to laws governing conflicts of law.

          (b) Entire Agreement. This Agreement contains all of the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto.

          (c) Amendment or Modification; Waiver. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by ____________ and by an officer of PESC thereunto duly authorized to do so. Except as otherwise specifically provided in the Agreement, no waiver by a party hereto of any breach by the other party hereto of any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

          (d) Notice. Any notice (with the exception of notice of termination by PESC, which may be given by any means and need not be in writing except that if termination is for Cause, oral notice must be followed by written notice) or other document or communication required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) mailed by United States mail, certified, return receipt requested, with proper postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service, to the party to whom it is to be given at the address of such party as set forth below (or to such other address as a party shall have designated by notice to the other parties given pursuant hereto):

          If to _______________:
                  ------------------
                  Progress Energy Service Company, LLC
                  410 S. Wilmington Street
                  Raleigh, North Carolina 27601

          If to PESC:
                  Progress Energy Service Company, LLC
                  410 S. Wilmington Street
                  Raleigh, North Carolina 27601
                  Attn.:  Vice President - Human Resources

Any such notice, request, demand, advice, schedule, report, certificate, direction, instruction or other document or communication so mailed or sent shall be deemed to have been duly given, if sent by mail, on the third business day following the date on which it was deposited at a United States post office, and if delivered by hand, at the time of delivery by such commercial courier or delivery service, and, if delivered by overnight delivery service, on the first business day following the date on which it was delivered to the custody of such common carrier or commercial courier or delivery service, as all such dates are evidenced by the applicable delivery receipt, airbill or other shipping or mailing document.

          (e) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          (f) References. In the event of _______________'s death or a judicial determination of _____________'s incompetence, reference in this Agreement to ____________ shall be deemed, where appropriate, to refer to ___________'s legal representative, or, where appropriate, to _______________'s beneficiary or beneficiaries.

          (g) Headings. Headings contained herein are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

          (h)   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (i) Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

               (1) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

               (2) All references herein to particular articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits are references to articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits of this Agreement.

               (3) Each party and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any rule of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.

               (4) As used in this Agreement, "including" is illustrative, and means "including but not limited to."

          (j) Remedies. Remedies specified in this Agreement are in addition to any others available at law or in equity.

          (k)  Withholding  Taxes.  All payments under this  Agreement  shall be
subject  to  applicable   income,   excise  and   employment   tax   withholding
requirements.


     IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed by their duly authorized officer, as the case may be, all as of the day and year written below.


EMPLOYEE


_________________________________________       Date: _________________________



PROGRESS ENERGY SERVICE COMPANY, LLC


By:   ___________________________________       Date: _________________________
      OFFICER
      OFFICER TITLE